EXHIBIT 10.5

                               THREE FORKS, INC.


               EXECUTIVE EMPLOYMENT AGREEMENT (CHARLES W. POLLARD)




This AGREEMENT (the "Agreement") is made as of the 12th day of February, 2013. The "Effective Date" shall be considered to be the date that Employee actually and physica11y begins his employment with the Corporation, expected to be on or before the 1st day of March, 2013.

  BETWEEN:

  THREE FORKS, INC.
  with its registered office at
  555 Eldorado Blvd., Suite 100
  Broomfield, Colorado 80021 USA

  (hereinafter called the "Corporation")               PARTY OF THE FIRST PART


  AND:

  CHARLES W. POLLARD
  4745 W. 105th Way
  Westminster, Colorado, 80031 USA


  (hereinafter called "Employee")                      PARTY OF THE SECOND PART


WHEREAS the Corporation is incorporated under the laws of the State of Colorado and carries on business as an oil and gas exploration and production company;

AND WHEREAS the Corporation wishes to employ the Employee as its President and Chief Operating Officer and to act as a Director, and additionally as its Chief Executive Officer and President of its wholly owned subsidiary, TFI Operating Company, Inc., and the Employee has agreed to such employment as the President and Chief Operating Officer of the Corporation, and to employment as Chief Executive Officer and President of its wholly owned operating company, and to act as a Director of both business entities, on the terms and subject to the conditions herein set forth;

AND WHEREAS the parties wish to formally record the terms of employment of the Employee and his responsibilities, remuneration and other benefits;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by both parties, the parties hereby covenant and agree with each other as follows:


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1.0  EMPLOYMENT

     1.1 The Corporation agrees to employ and to continue to employ the Employee and the Employee agrees to serve the Corporation in the capacity of President and Chief Operating Officer ("COO") and as a Director, during the term of this Agreement.

     1.2 Subject to all necessary regulatory approvals, the employment of the Employee under this Agreement shall commence on the Effective Date and continue until terminated as hereinafter provided.

     1.3 The Employee shall report to and be directly responsible to the Chief Executive Officer of the Corporation (the "CEO"). The Employee shall perform, observe and conform to such duties and instructions as from time to time are reasonably assigned or communicated to him by the CEO and which are reasonably consistent with the employment and status of the Employee as President and COO of the Corporation, and shall make such reports to the CEO as may be necessary to fully and properly inform it of the matters of business of the Corporation for which the Employee is responsible as well as such additional reports as the CEO may from time to time reasonably request.

     1.4 The Employee understands that it is the Corporation's intention to take the Corporation public in a short period of time, and it is the Employee's and the Corporation's intention that the Employee will assume the position of President, COO and a Director of any new business entity created as a result of the public offering. Any new employment agreement that might result from this expected event shall contain terms and conditions materially and essentially the same as contained in this Agreement, with the new business entity.

     1.5 CORRUPT PRACTICES. Employee agrees and covenants that he has not, and will not make, in the performance of this Agreement, any payment, loan or gift or promise or offer of payment, loan or gift ofany money or anything of value, directly or indirectly:

          (i) to or for the use or benefit of any official employee of any government or agency or instrumentality of any such government;

          (ii) to any political party or official or candidate thereof;

          (iii)to any other person if Corporation or Employee knows or has reason to know that any part of such payment. loan or gift will be directly or indirectly given or paid to any such governmental official or employee or political party or candidate or official thereof; or

          (iv) to any other person or any entity, the payment of which would violate the laws of the State of Colorado, the United States, or any country where the Corporation is seeking to or doing business.

          Corporation will make its counsel available to Employee to advise on the laws of the respective states and countries relating to this subject.

          Corporation  also  agrees  and  covenants  that  it will  not  require
          Employee  to  engage  in,  on  behalf  of  Corporation,   any  of  the
          aforementioned activities or practices.


2.0  COMPENSATION

     2.01 SALARY: The Corporation agrees to pay the Employee and the Employee agrees to accept as remuneration for his services hereunder a salary in the amount of USD $17,500 (Seventeen thousand

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          five  hundred  United  States  Dollars)  per month  payable as per the
          Corporation's monthly pay schedule while this Agreement remains in force, exclusive of any other benefits referred to herein. The amount of any subsequent salaiy will be reassessed by the Board of Directors annually on the anniversary of the Effective Date based on the performance of the Employee.

     2.02 INITIAL STOCK OPTIONS: Upon the Effective Date of this Agreement, the Employee will be awarded 2,250,000 (Two million two hundred fifty thousand) non-qualified stock options of Three Forks, Inc. (the "Initial Stock Options"). The Initial Stock Options will have 1) a $1/share option strike price, 2) ear term, 3) a cashless exercise option for Employee, 4) an exercise loan option for Employee wherein the Corporation will loan the Employee the money to exercise options at a 3% interest rate and up to year loan term (term length to be at the sole discretion of the Employee) with no prepayment penalty, and
          5) a tag along sales option for the Employee should the CEO or other Board of Directors elect to sale stock prior to a public stock offering.

     2.03 PERFORMANCE SHARES: The Corporation agrees to set up an incentive share plan for the benefit of the Employee whereby the Employee shall have the right to earn up to 500,000 common shares of the Corporation based upon meeting or exceeding some reasonably measurable quantitative milestones to be mutually agreed upon by the Employee, CEO and Corporation's Board of Directors following the completion of the Employee's first year of employment with the Corporation. For clarity, these 500,000 incentive shares will be distributed in increments tied to the production and reserve growth of the Corporation. For example, when the Corporation's net production first averages 1,000 BOEPD for one calendar quarter, the Employee will receive 100,000 shares, and so on for ever increasing production plateaus. The shares shall be distributed in addition to any company wide incentive compensation plan established to incentivize Corporation employees.

     2.04 BENEFITS AND INSURANCE COVERAGE: The Corporation is required to acquire Directors and Officers insurance normal to the business of the Corporation concurrent with the employment of Employee and to invoke employee family group medical, vision and dental plans, employee life insurance, employee long-term disability insurance, employee 401 K plan, and other insurance and benefits programs consistent with oil and gas industry practices in the Denver area for the benefit of Employee (and other employees) starting no later than January 1, 2014.

     2.05 ADDITIONAL STOCK OPTIONS: The Employee shall be entitled to participate in any and all incentive programs, including, without limiting the generality of the foregoing, share option plans, share purchase plans, share and/or cash bonus plans and/or financial assistance plans, in accordance with and on terms and conditions determined by the applicable provisions of such plans as established by the Corporation from time to time or by the Board in its sole discretion. The Employee acknowledges that his participation in these plans or programs will be to such extent and in such amounts as the Board in its sole discretion may decide from time to time, except for the Additional Stock Options that the Corporation hereby agrees to allocate to him as the COO. The Corporation will allocate not less than l 0% of the Corporation's share option pool, typically 10% of shares outstanding, to the COO based on performance criteria/goals set by the Board, pursuant to the provisions of this Agreement and the Corporation' s Share Option Plan, once it is in existence.

     2.06 Any amounts to which the Employee may be entitled under any such plan or program as described in Sections 2.2, 2.3 and 2.5 above shall not, for the purposes of this Agreement, be treated as salaiy.

     2.07 The Employee agrees that the Corporation may substitute, reduce, modify, or if necessary, eliminate the incentive programs described in
          2.5 at any time, after prior consultation with Employee. Any and all stock option shares or share awards as described in Section 2.5 which have not vested at the time of the incentive program change will vest immediately, and will become the property of

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          the  Employee.  All such plans or  programs  shall be  governed by the policies of the various regulatory bodies which have jurisdiction over the affairs of the Corporation.

     2.08 All transactions in the shares assigned and vested in the Employee are to be subject to the applicable stock exchange regulations and securities acts pertaining to insider trading.

     2.09 In the event this Agreement is terminated by the Employee, all shares not vested in the Employee at the time of the termination, shall return to the Corporation. All shares already vested will remain the property of Employee. This paragraph does not apply to termination of the Agreement by the Corporation or in the event of a change of control, whereupon all shares and options assigned to the Employee shall vest immediately at the time of termination of this Agreement.

     2.10 VACATION: The Employee shall initially be entitled to 24 (twenty four) days vacation, without reduction in salary, in each calendar year, to be taken at such time or times as shall be convenient to him and to the Corporation acting reasonably, for which purpose the Employee shall obtain approval from the CEO. Holidays for each calendar year will be agreed upon annually. The Corporation acknowledges that the Employee has no fixed requirements with respect to his working hours so long as the Employee meets his employment obligations as the President and COO; however, it is agreed that personal time away from the office will be focused on Wednesday and Friday afternoons for purposes of scheduling internal and external meetings.

     2.11 EXPENSES: The Employee shall be reimbursed by the Corporation on a monthly basis for all out of pocket expenses actually, necessarily and properly incurred by him in the discharge of his duties for the Corporation. The Employee agrees that such reimbursements shall be due only after he has rendered an itemized expense account, together with receipts where applicable, showing all monies actually expended on behalf of the Corporation and such other infom1ation as may reasonably be required and requested by the Corporation. The Corporation agrees to provide Employee with a computer (with necessary software), a cell phone and all other equipment required for the purposes of conducting business. In the case of air travel, any journey of three (3) hours total duration or less is to be taken in economy class and on journeys greater than three (3) hours total duration may be taken in Business Class or equivalent.

     2.12 VEHICLE: The Corporation will not provide Employee with a company vehicle, but agrees to reimburse Employee for miles driven in personal vehicle for company business or for rental vehicle expenses when appropriate.

3.0  TERM AND TERMINATION

     3.01 EFFECTIVE DATE - This Agreement will take effect on the Effective Date and will continue in full force and effect until the earlier of:

          (a) expiration of a three year period from the date of this Agreement; and

          (b) date of termination as otherwise provided for hereunder and pursuant to this Section 3.

     3.02 TERMINATION BY CORPORATION FOR CAUSE - Notwithstanding any other provision of this Agreement, the Corporation may, at any time, give written notice to the Employee of its intention to terminate this Agreement if the Employee's acts or omissions would constitute Cause as defined below and at such time this Agreement shall be terminated. Upon such termination, any remuneration payable hereunder shall be proportioned to the date of such termination and shall be paid on the date of such termination together

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          with any other  amounts then due and owing to the Employee  including.
          without  limitation,   any  bonuses   (proportioned  to  the  date  of
          termination) and expenses. In addition, any stock options or other stock awards as described in Sections 2.2, 2.3, and 2.5 above then held by the Employee that have vested as of the date of the notice shalt be governed, with respect to their term and exercisability, by the terms of this Agreement or the stock option plan of the Corporation and the stock option agreement under which such stock options were granted; provided that any stock options then held by the Employee that have not vested as of the date of the notice shall be deemed to have expired and cancelled.

          "Cause", for purposes of this Agreement shall arise, in respect to the Employee, because of the Employee's (i) theft, embezzlement, fraud, obtaining funds or property under false pretences, with respect to the property of the Corporation or its employees or the Corporation's customers or suppliers; or (ii) guilty plea or any conviction of the Employee of any indictable offence or of a summary conviction offence under applicable criminal laws.

     3.03 If the Employee should die during the period of his employment hereunder, termination of his employment shall be deemed to have been effected by the Corporation and the provisions of Section 3.02 shall apply and any payment to be made to the Employee pursuant to this Agreement shall be paid to the legal representatives of the Employee.

     3.04 If Employee should become incapacitated by accident, sickness or other circumstance which renders him mentally or physically incapable of performing the duties and services required of him hereunder on a full-time basis for a period of at least 90 consecutive days, termination of his employment shall be deemed to have been effected by the Corporation and the provisions of Section 3.2 shall apply and any payment to be made to the Employee pursuant to this Agreement shall be paid to the legal representatives of the Employee.

     3.05 Any termination by the  Corporation  pursuant to Sections 3.2, 3.3 and
          3.4 shall be communicated by written notice of termination to the Employee or to Employee's legal representative, if necessary. For purposes of this Agreement, a "notice of termination" shall mean a notice which shall indicate the specific termination provision of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment. For the purposes of this Agreement, no such purported termination shall be effective without such notice.

     3.06 On the date of termination of the employment of the Employee pursuant to Section 3.2, 3.3 or 3.4 the Corporation's obligation hereunder in respect of all compensation referred to herein shall terminate.

     3.07 TERMINATION BY EITHER PARTY WITHOUT CAUSE: Notwithstanding any other provision of this agreement, the Employee or the Corporation may give 30-day written notice of the intention to terminate this Agreement without cause and this Agreement shall be terminated 30 days from such notice. In the event of a termination of this Agreement by the Corporation in accordance with this Section, all Employee Stock Options shall become immediately vested and fully released to the Employee on the date of termination of this Agreement. In the event of a termination of this Agreement by the Employee in accordance with this Section, any Employee Stock Options not vested to the Employee, as at the date of delivery of notice of termination by the Employee to the Company, shall be cancelled.

4.0  CHANGE IN CONTROL

     4.0l In a Change of Control (see definition below) event, the Corporation shall treat this Agreement as terminated by Corporation without cause in which event Corporation shall be obligated to provide the Employee with a severance payment in lieu of notice. Such severance payment shall be

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          payable  on the  fifth  day  following  the date on which  Corporation notifies the Employee of his termination and shall consist of the following amounts:

          (i) the Employee's full salary through to the date of termination specified in the notice of termination at the rate in effect at the time notice of termination was given, plus an amount equal to the amount, if any, of any awards previously made to the Employee which have not been paid; plus

          (ii) in lieu of further salary and benefits for periods subsequent to the date of termination, an amount which shall be equal to the salary and benefits which would otherwise have been payable to or paid on behalf of the Employee for the twelve (12) month period following the date of termination; plus

          (iii)any remaining or outstanding stock grants, options or awards as described in Sections 2.2, 2.3 and 2.5 above shall fully vest, with a cashless option provision provided to the Employee for option exercising purposes.

          Additionally, any common shares owned by the Employee and subject to vesting will be immediately released from escrow to the Employee.

          Termination of this Agreement in accordance with this Section shall relieve the Corporation from any and all obligation, liability or claim by the Employee, exclusive of monies owing to the Employee pursuant to this Section.

          For purposes of this Agreement, the term "Change in Control" shall mean (1) any merger, consolidation, or reorganization in which Corporation is not the surviving entity (or survives only as a subsidiary of an entity), (2) any sale, tease, exchange, or other transfer of (or agreement to sell, lease, exchange, or otherwise transfer) all or substantially all of the assets of Corporation to any other person or entity (in one transaction or a series of related transactions), (3) dissolution or liquidation of Corporation, (4) a new individual or party, or group of individuals or parties acting jointly or in concert coming to own of record or beneficially, or coming to control or exercise direction over, for the first time, 50% or more of the then issued and outstanding voting shares of the Corporation, (5) as a result of or in connection with a contested election of directors, the persons who were directors of Corporation before such election cease to constitute a majority of the Board of Directors, (6) a unilateral requirement that Employee permanently relocate to any place more than 25 miles away from the Corporation's Denver, Colorado office to perfom1 required work duties, or (7) a material reduction in Employee's duties, title, compensation or benefits in effect as of the date of the Change of Control, or position of responsibility as set forth in this Agreement; provided, however, that the term "Change in Control" shall not include any reorganization, merger, consolidation, sale, lease, exchange, or similar transaction involving solely the Corporation and one or more previously wholly owned subsidiaries of the Corporation.

     4.02 Subject to all applicable regulations governing the Corporation's common shares, if any "person", or any person and any "associate" of such person, begins a tender or exchange offer, circulates a proxy to shareholders or takes other steps to effect a takeover of the control of Corporation (a "Take Over") all common stock shares and incentive stock options to purchase common shares of the Corporation owned by the Employee shall vest immediately on the commencement of such Take Over subject to Exchange escrow and vesting requirements.

     4.03 For purposes of this Agreement takeover of control shall be evidenced by the acquisition by any person, or by any person and its associates, whether directly or indirectly, of common shares of the

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          Corporation  that,  when added to all other common  shares at the time held by such person and its affiliates, totals for the first time more than 50% of the outstanding common shares of the Corporation.

5.0  DUTIES OF THE EMPLOYEE

5.01 During the term of this Agreement, the Employee shall devote his working time, attention and energies to the business of the Corporation and undertake such tasks as are ordinarily undertaken by a person in a similar position at a similar company to the Corporation. Without the prior consent of the Board, the Employee shall not, during the term of this Agreement. directly or indirectly engage in any business which is in direct competition with that of the Corporation or its associates or affiliates or accept employment with any other company, firm or individual, whether a competitor or otherwise, or take any other action inconsistent with the fiduciary relationship of a President and COO to his corporation.

5.02 Notwithstanding the above, the Employee may serve, with or without compensation, on the boards of such companies or corporations, Crown corporations or on such industry associations or on such government or other public boards or committees (domestic or international) as the Employee may determine, subject to the approval of the Board, such approval not to be unreasonably withheld, provided that the objectives of such boards or committees are not, in the opinion of the Board, similar to the interests of the Corporation and may devote such reasonable amount of his time (including time during business hours) to the affairs of such boards or committees as the Employee, in consultation with the Board, may determine as reasonable.

5.03 In the event that the Corporation becomes involved in any legal action relating to events which occur during the Employee's employment under this Agreement and about which the Employee has knowledge, the Employee will cooperate with the Corporation to the fullest extent possible in the preparation, prosecution, or defense of the Corporation's case.

6.0  NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

     6.01 The Employee agrees that during engagement under this Agreement and for one (1) year after termination of such engagement assuming the Corporation has met and fulfilled all of its obligations under this Agreement, the Employee will not. without express written consent of the Corporation, divulge or use confidential business information or trade secrets obtained by the Employee in the course of engagement with the Corporation, directly or indirectly, for the Employee's own benefit or for the benefit of any other person, firm, business, corporation, or entity, except in accordance with this Agreement or with the written permission of the Corporation.

7.0  NON-HIRING

     7.01 The Employee agrees that during engagement under this Agreement and for a period of one ( l ) year after the termination of such engagement assuming the Corporation has met or fulfilled all of its obligations under this Agreement, he will not, without the express written consent of the Corporation, personally or on behalf of any other person, business, corporation, or entity, directly or indirectly, make any effort to induce any employee of the Corporation to leave his or her employment with the Corporation.

8.0  RETURN OF DOCUMENTS

     8.0l The Employee acknowledges that all originals and copies of records, reports, documents, lists, memoranda, notes, and other documentation related to the business of the Corporation or containing any business information of the Corporation (whether developed or prepared by the Corporation or others) shall be the sole and exclusive property of the Corporation and shall be returned to the

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          Corporation  upon the  termination of engagement  under this Agreement for any reason whatsoever or upon the written request of the Corporation. The Employee shall not take with him any documents or data of any kind or any reproductions in whole or in part of such documents or of the information contained in such documents.

9.0  BUSINESS OPPORTUNITIES

     9.01 The Employee agrees to communicate to the Corporation all business opportunities, inventions and improvements in the nature of the business of the Corporation which, while his employment continues, he may conceive, make or discover, become aware of, directly or indirectly, or have presented to him in any manner, that relate in any way to the type of business of the Corporation, either as it is now or as it may develop, and such business opportunities, inventions and improvements shall become the exclusive property of the Corporation without any obligation on the part of the Corporation to make any payment therefore in addition to the salary and benefits described herein to the Employee. Notwithstanding the above requirement for fully divulging business opportunities to the Corporation, it is hereby agreed that if the Corporation elects not to pursue a business opportunity for whatever reason and Employee wishes to pursue such opportunity, Board permission for Employee to pursue such opportunity shall not be unreasonably withheld.

     9.02 The Employee hereby advises the Corporation that he has a non-compete commitment with his prior employer which could prevent him from participating in oil and gas competitive operations in an area surrounding Section 33, T4N, R68W, Weld County, Colorado and in an area surrounding the Credo North prospect in Glasscock County, Texas, for a period of one year commencing on December 31, 2012.

10.0 SUCCESSORS OR ASSIGNS

     10.01The rights and obligations of the Corporation under this Agreement shall inure to the benefit of and be binding upon the successors or assigns of the Corporation.

11.0 MISCELLANEOUS

     11.01This Agreement and the employment of the Employee shall be governed, interpreted, construed and enforced according to the laws of the State of Colorado.

     11.02The nondisclosure, non-solicitation and non-hiring covenants of this Agreement contained in Sections 6.0 and 7.0 are severable, and if any clause or clauses are found to be unenforceable as written, the Agreement and its remaining covenants shall not fail but shalt be construed and enforced as stated in the Agreement. The parties agree that no covenant of this Agreement shall be invalidated because of over-breadth insofar as the parties acknowledge that the scope of the covenants contained herein is reasonable and necessary to protect the Corporation and are not unduly restrictive of the Employee. Should a court determine not to enforce any covenant of this Agreement due to over-breadth, then the parties agree that said covenant shall be enforced to the extent reasonable, with the court to make any necessary revisions to said covenant to permit its enforcement, whether such revisions be in time, territory, or scope of prohibited activities.

     11.03This Agreement and the completion of the obligation of the parties contained herein, including but not limited to the granting of Stock Options or other stock awards, is subject to the approval of any other regulatory body having jurisdiction. The Stock Options and awards will be issued only in compliance with all applicable securities laws.

     11.04This  Agreement  shall inure to the benefit of and be  enforceable  by the Employee's legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees or, if there be no such designee, to his estate.

     11.05This Agreement  represents the entire  Agreement  between the Employee and the Corporation concerning the subject matter hereof and supersedes any previous oral or written communications, representations, understandings or agreements with the Corporation or any officer or agent thereof.

     11.06Any notice, acceptance or other document required or permitted hereunder shall be considered and deemed to have been duly given if delivered by hand or mailed by postage (Special Delivery) prepaid and addressed as follows:

                To the Employee:

                Charles W. Pollard
                4745 W. 105th Way
                Westminster, Colorado 80031

                To the Corporation:

                Three Forks, Inc.
                555 Eldorado Blvd, Suite 100
                Broomfield, Colorado 80021
                Attn: CEO

          or to such other address as any party may specify in writing to the other and shall be deemed to have been received, if delivered, on the date of delivery and if mailed as aforesaid, then on the second business day following the date of mailing thereof provided that if there shall be, at the time of mailing or within two business days thereof, a strike, slowdown or other labour dispute which might affect delivery of notice by the mails then the notice shall only be effective if actually delivered.

     11.07The waiver by the Employee or by the Corporation of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the Corporation or by the Employee.

     11.08 Time shall be of the essence of this Agreement.

     11.09This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

          The obligations of each party under this Agreement. other than the obligations to make payments of money and provide other benefits and perquisites (including but not limited to the vesting of stock options or stock awards) to Employee as provided in this Agreement, shall be excused or suspended while such party is prevented or hindered from complying therewith, in whole or in part, by Force Majeure. In the event Force Majeure causes a suspension of the obligations of any party as aforesaid, such party shall give notice thereof as soon as reasonably possible to the other party stating the date and extent of such suspension, whether in whole or in part, and the nature of the Force Majeure. Any party whose obligations have been suspended as aforesaid shall take all reasonable steps to remove the Force Majeure situation and shall resume the performances of such obligations as soon as reasonably possible after the removal of the Force Majeure and shall so notify the other party.

     11.l0Corporation shall indemnify, defend, and hold harmless Employee, his heirs, assigns and personal representatives, from and against any and all loss, cost, damage, liability or expense, relating to, resulting from or arising out of Employee's performance of services hereunder, except to the extent that such loss, cost, damage, liability or expense results from the gross negligence or willful misconduct of Employee. Notwithstanding Employee's right to receive his salary, benefits and out of pocket expenses while performing his duties for the Corporation, Employee shall indemnify, defend, and hold harmless Corporation, its subsidiaries, associates, and affiliates, and their respective officers, directors and executives, from and against any and all loss, costs, damage, liability or expense, sustained by Employee, resulting from or arising out of Corporation's performance hereunder, except to the extent that such loss, cost, damage, liability or expenses results from the gross negligence or willful misconduct of Corporation. Neither Corporation nor Employee shall be liable to the other for any of its incidental or consequential damages (including without limitation, lost profits). Neither of them shall assert any such claim against the other or its subsidiaries or affiliates, or their respective directors or employees, or its heirs, assigns or personal representatives.

12.0 ENFORCEMENT

     12.01Both the Employee and the Corporation  recognize and agree that in the event of a breach or threatened breach of the nondisclosure, non-competition, or non-hiring covenants of this Agreement, irreparable harm might result to the Corporation and its business. Therefore, the parties agree that if the Corporation has met and fulfilled all of its obligations under this Agreement and in such event of breach or threatened breach, the Corporation shall be entitled to an injunction to restrain actual or potential violation of the nondisclosure, non-solicitation, and non-hiring covenants of this Agreement in addition to all other remedies, damages, or legal relief available to the Corporation.

     12.02The  Employee  represents  and  admits  that  his or her  considerable business talents, past experience, and proven capabilities are such that the Employee can obtain employment in some other business and that enforcement of this Agreement by way of injunction is not intended  to  and  will  not  prevent  the  Employee  from  earning  a livelihood. For enforcement purposes, the non-disclosure, non-solicitation, and non-hiring covenants of this Agreement shall be construed as obligation independent of any other obligations between the parties, and the existence of any claim or cause of action by the Employee against the Corporation shall not constitute a defense to the enforcement by the Corporation by way of injunction of the nondisclosure, non-solicitation, and non-hiring covenants of this Agreement. This clause is relevant and enforceable only if and when Corporation has met and fulfilled all of its obligations under this Agreement.

13.0 AGREEMENT VOLUNTARY AND EQUITABLE

     13.0lThe Corporation and the Employee further  acknowledge and declare that they each have carefully considered and understand the terms of employment contained in this Agreement including, but without limiting the generality of the foregoing, the Employee's rights upon termination and the restrictions on the Employee after termination, and acknowledge and agree that the said terms of employment and rights and restrictions upon termination are mutually fair and equitable, and that they executed this Agreement voluntarily and of their own free will.

IN WITNESS WHEREOF the Corporation has caused this Agreement to be executed by its duly authorized officers on its behalf and the Employee has hereunto executed this Agreement as of the day and year first above written.


THREE FORKS, INC.

Per: /s/ Donald Walford
------------------------------
Authorized Signatory

Donald Walford CEO
------------------------------
Name


SIGNED AND DELIVERED                            )
BY CHARLES W. POLLARD IN THE PRESENCE OF:       )
                                                )
/s/ W. Edward Nichols                           )
--------------------------------                )
Name                                            )
                                                )
555 Eldorado Blvd                               )       /s/ Charles W. Pollard
--------------------------------                )       ------------------------
Address                                         )       Charles W. Pollard
                                                )
Broomfield, CO  80021                           )
--------------------------------                )
City                                            )
                                                )
Chairman                                        )
--------------------------------                )
Occupation                                      )